Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, Michigan 48071 248-291-1210

FOR IMMEDIATE RELEASE

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum Lytham Partners, LLC 602-889-9700

InfuSystem to Report Second Quarter 2019 Financial Results on

Wednesday, August 14, 2019

Investor Conference Call to be held 9:00 a.m. Eastern Time

Madison Heights, MICHIGAN, August 6, 2019 – InfuSystem Holdings, Inc. (NYSE American: INFU), a leading national provider of infusion pumps and related services for the healthcare industry in the U.S. and Canada, today announced that it will issue second quarter 2019 financial results on Wednesday, August 14, 2019, before the market opens.

The Company will also conduct a conference call for all interested investors on Wednesday, August 14, 2019, at 9:00 a.m. Eastern Time to discuss its second quarter 2019 financial results.

To participate in this call, please dial (833) 366-1127 or (412) 902-6773, or listen via a live webcast, which is available in the investors section of the Company’s website at https://ir.infusystem.com/. A replay of the call will be available by visiting https://ir.infusystem.com/ for the next 90 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10134095, through August 21, 2019.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and operates Centers of Excellence in Michigan, Kansas, California, Massachusetts and Ontario, Canada. The Company's stock is traded on the NYSE American under the symbol INFU. Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

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